EX-3.5

               THIS TRUST AGREEMENT made and entered into this 10th day of March, 1989, by and between JARRE BARNES BETTS, of the Town of Bristol, County of Hartford and State of Connecticut (hereinafter referred to as the Settlor), and THE CONNECTICUT BANK AND TRUST COMPANY, a Connecticut banking corporation with an office in the City of Hartford, County of Hartford and State of Connecticut, and THOMAS OLIVER BARNES, of the Town of Bristol, County of Hartford and State of Connecticut; (hereinafter referred to as the Trustees).

                                    WITNESSETH :

               WHEREAS, the Settlor desires to create a trust of certain securities and cash and the proceeds of certain life insurance policies upon her life, which policies are or shall be made payable to the Trustees, the said securities, cash and policies being described in Schedule "A", attached hereto and having been delivered this date to the Trustees; and

               WHEREAS, the Settlor or another person or persons may hereafter desire to deposit with the Trustees additional policies of insurance upon the Settlor's life or other cash, property or securities, or may wish to add to the trust by gift, devise or bequest under the terms of a Last Will and Testament, in which even such additional policies, cash, property or securities shall be listed on additional schedules to be attached hereto;

               NOW, THEREFORE, the Trustees agree to hold said policies, securities and cash and any other property which the Settlor or any other person may hereafter place or cause to be placed under this Agreement, whether by Will or otherwise, hereinafter referred to as the "trust property" and to manage, invest and reinvest said property in trust for the following uses and purposes:


                                      ARTICLE I
                                      ---------

               During the lifetime of the Settlor, the Trustees shall receive, hold and manage the trust property and shall invest and reinvest any property other than insurance policies, and shall collect the income, if any, and the proceeds thereof, and shall pay over to or for the benefit of the Settlor during her lifetime so much of the annual net income and such amount or amounts of principal as the Settlor may in writing from time to time request, or in the event of her incapacity, so much thereof as the Trustees, in their sole discretion, shall deem advisable.


                                     ARTICLE II
                                     ----------

               Upon the Settlor's death if Settlor's husband, GEORGE WHITEFIELD BETTS, III, survives her, the Trustees shall, as of the date of the Settlor's death, set aside out of trust principal, in a separate trust known as the family trust a sum equal to the largest amount than can pass free of federal estate tax under this Article by reason of the unified credit and the state death tax credit (provided use of this credit does not require an increase in the state death taxes paid) allowable to the Settlor's estate, but no other credit, and after taking account of property passing outside of this trust which does not qualify for the marital or charitable deduction, and after taking account of charges to principal that are not allowed as deductions in computing the Settlor's federal estate tax. For



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


          the purpose of establishing the sum disposed of by this Article, the values finally fixed in the federal estate tax proceeding relating to the Settlor's estate shall be used. The Settlor recognizes that no sum may be disposed of by this Article and that the sum so disposed of may be affected by the actions of the Settlor's Trustees in exercising certain tax elections. The family trust shall be administered as provided in Article IV of this Instrument.


                                     ARTICLE III
                                     -----------

               Upon the Settlor's death, if the Settlor's said husband, GEORGE WHITEFIELD BETTS,III, survives her, the Trustees shall retain the balance of the trust principal, if any, in a separate marital trust for the Settlor's said husband, GEORGE WHITEFIELD BETTS, III. The marital trust shall be administered as provided in Article V of this Instrument.


                                     ARTICLE IV
                                     ----------

               The Trustees shall administer the family trust as created pursuant to Article II hereof as follows:
               A. The Trustees shall hold, manage and control the same and after the payment of any necessary expenses, including reasonable compensation to my said Trustees, to pay over to the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, and the Settlor's then living children, so much of the income, together with so much of the principal, as the Trustees, in their sole uncontrolled discretion, may deem necessary and proper for the care, comfort, education and support of the Settlor's said husband, and for the care, comfort, education and support of the Settlor's said children, so long as the Settlor's said husband shall live. It


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


          is the intention of the Settlor and the Settlor hereby directs that the said Trustees shall consider the Settlor's said husband the primary object of her bounty and shall give to his needs and comforts primary consideration in distribution of income and principal from this trust, so long as the Settlor's said husband shall live.

               B. Upon the death of the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, or upon the Settlor's death if he should predecease her, the Settlor directs her Executors and/or Trustees to allocate a sum equal to the maximum amount that may pass to a "skip person" by virtue of her and her husband's personal generation-skipping tax exemptions, as allowed by the generation-skipping tax provisions of the Internal Revenue Code, as amended from time to time, and elected by the appropriate fiduciary or fiduciaries of her estate and her husband's estate and to divide said sum into as many equal shares as children who survive the Settlor and her husband and dispose of said equal shares as follows:
               (i) The Trustees shall hold each equal share for the benefit of each surviving child and shall pay over to and for the benefit of said surviving child, so much of the income, together with so much of the principal, as the said Trustees, in their sole uncontrolled discretion, may be deemed necessary and proper for the care, comfort, education, and support of said child, so long as said child shall live.
               Upon the death of said child, or upon the death of the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, in the event that said child should predecease the Settlor's said husband, or upon the


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


          Settlor's death in the event that both the Settlor's said child and the Settlor's said husband shall predecease her, the Trustees shall hold or continue in trust such share, or the remainder thereof, and pay over to or for the benefit of the children of the Settlor's said child, so much of the income, together with so much of the principal, as said Trustees, in their sole uncontrolled discretion, may deem necessary and proper for the care, comfort, education and support of said children. As each of said children shall reach the age of twenty-one (21) years, the Trustees shall pay over to said child, his or her pro rata portion of the remainder share of said trust, per stirpes and not per capita, free and clear of all trusts.
               If any child of a deceased child shall die before reaching the age of twenty-one (21) years, survive by issue, said share or part of share then apportioned to such child and which it would have received had he or she lived to reach the age of twenty-one
          (21) years shall, upon the death of such child of a deceased child of the Settlor, be paid over to the Executor or Administrator of the estate of such child of a deceased child of the Settlor, and the same to be the property of the estate of such child, absolutely and forever.
               If any child of a deceased child of the Settlor shall die before reaching the age of twenty-one (21) years without surviving issue, any share or part of share then apportioned to said child and to which he or she would have received had he or she lived to reach

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          the age of twenty-one (21) years, shall, on the death of such child, be paid over to any other child or children of said deceased child reaching the age of twenty-one (21) years, or any surviving issue of such child of a deceased child of the Settlor, in equal shares, absolutely and forever. In the event that all of the children of any deceased child shall die before reaching the age of twenty-one (21) years, survived by no issue, said Trustees shall add the remainder of said share or shares to the part or share devised to the children of any other deceased child of the Settlor.
               (ii) Upon the death of Settlor's said husband, GEORGE WHITEFIELD BETTS, III, or upon the death of the Settlor, if Settlor should predecease him, the Trustees shall divide the remainder of said trust properties or the residue of Settlor's estate into such number of equal shares as shall allow the same to be apportioned as follows:
               One (1) share each for each child of the Settlor who shall then be living; and one (1) share each for each child of the Settlor who shall have died leaving children then living. Each share so apportioned shall be continued in trust and the principal and income shall be distributed as is hereinafter directed.
               (iii) The share that may be apportioned for the benefit of a child of the Settlor, who shall then be living, shall be continued in trust, and the Trustees shall pay over to or for the benefit or such child, so much of the income, together with so much of

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          the principal, as the Trustees, in their sole uncontrolled discretion, may deem necessary and proper for the care, comfort, education and support of such child, and for the care, comfort, education and support of such child's children.
               It is the intention of the Settlor, and she hereby directs that said Trustees shall consider such child the primary object of his or her bounty and shall give to his or her needs and comforts primary consideration in distribution income and principal from this trust.
               As each of said children of the Settlor shall reach the age of thirty (30) years, Settlor directs the Trustees to pay over to such child one-half (1/2) of the remainder of his or her share, free and clear of all trusts. As each of said children shall reach the age of thirty-five (35) years, Settlor directs the Trustees to pay over to such child the remainder of his or her share, free and clear of all trusts.
               If any of said children of the Settlor shall die before reaching the age of thirty (30) years, survived by children, the Trustees shall continue in trust the remainder of such share and to pay over to or for the benefit of the children of such child, so much of the income, together with so much of the principal as the Trustees, in their sole uncontrolled discretion, may deem necessary and proper for their care, comfort, education and support. As each of such children shall reach the age of twenty-one (21) years, the Trustees shall pay over to such child, his or her pro rata part of the share of such child, per stirpes and not per capita, free and clear of all trusts.
               (iv) The share that may be apportioned for the benefit of children of a deceased child of the Settlor as above provided, shall be divided into as many equal parts as there shall be children living of a deceased child of the Settlor and shall be continued in trust, and the Trustees shall pay over to or for the benefit of such child of a deceased child of the Settlor, so much of the income, together with so much of the principal of such equal part as the Trustees , in their sole uncontrolled discretion, may deem necessary and proper for the care, comfort, education and support of such child.
               As each of such children shall reach the age of twenty-one
          (21) years, the Trustees shall pay over to such child, his or her pro rata part of the share of such child, per stirpes and not per capita, free and clear of all trusts.


               (v) If any child of the Settlor shall die before reaching the age of thirty (30) years, leaving no children surviving or leaving children surviving, but none of such children shall live to arrive at the age of twenty-one (21) years, or be survived by children, the share so held for the benefit of the child so dying or any part thereof which shall not have been distributed to him or her as is herein directed, shall be held for the benefit of and distributed among the Settlor's other children (one (1) share each to such child of the Settlor) and the children of any child of the Settlor who shall have died (the children of any one deceased child of the Settlor so dying to take one (1) share jointly). In such event or events, each respective part of the share so apportioned to other children of the Settlor and children of a deceased child of the Settlor, shall be added to the respective part of the share so apportioned to other children of the Settlor and the children of a deceased child of the Settlor, shall be added to the respective share or parts of a share herein otherwise created for the benefit of children of the Settlor or children of a deceased child of the Settlor and to be held, managed and distributed as to income and principal, in the same manner as the share or part of a share to which it is added as herein provided.
               (vi) If any children of a deceased child of the Settlor shall die before reaching the age of twenty-one (21) years, survived by children, the Settlor directs that any share of the trust properties which such children of such deceased child of the Settlor would have received had they lived to arrive at the age of twenty-one (21) years, shall upon the death of such child of a deceased child of the Settlor, be paid over and transferred to the Executor or Administrator of the estate of such child so dying, absolutely and forever.

               C. Upon the termination of all the interests hereinbefore created, or if in any contingency any part or the whole of the principal of this trust shall not be effectually disposed of under the foregoing provisions of this Instrument, then upon the happening of such contingency, the Settlor's Trustees shall pay over and distribute such portions of said trust properties to the Settlor's said brother, THOMAS OLIVER BARNES, if he is then living, to his then living descendants, per stirpes, if he is deceased, and to the Settlor's father, WALLACE BARNES, of Bristol, Connecticut, if the Settlor's said brother is deceased and there are no descendants of his then living, absolutely and forever.


                                      ARTICLE V
                                      ---------

               The Trustees shall administer the marital trust as created pursuant to Article III hereof as follows:
               A. The Trustees shall hold, manage and control the same and after the payment of any necessary expenses, including reasonable compensation to the Settlor's Trustees, to pay over to the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, monthly if practicable, but in any event not less than quarterly, all of the income, together with so much of the principal, as the Trustees, in their sole uncontrolled discretion, may deem necessary and proper for the care, comfort and support of the Settlor's said husband so long as the Settlor's said husband shall live.
               The Settlor intends that this trust shall qualify as "qualified terminable interest property" as such term is defined in Section 2056 (b) (7) (B) of the Internal Revenue Code of 1954 as amended.
               Notwithstanding any other provision of this trust, upon the death of the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, all income of this trust which is accrued or undistributed shall be paid to the estate of the Settlor's said husband, GEORGE WHITEFIELD BETTS, III.
               B. Notwithstanding any other provision of this trust, upon the death of the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, the Settlor's Trustees shall pay over the then principal of this trust to such person or persons out of a class composed of descendants of the Settlor of whatever degree and whenever born, and in such estates, interests and proportions as the Settlor's said husband may appoint, by a Will specifically referring to this Paragraph. In default of the effective exercise of said testamentary power of appointment, the Trustees are authorized to pay from the principal of the trust the incremental amount by which inheritance, estate and succession taxes by reason of his death shall be increased on account of the inclusion of this trust in his estate for estate tax purposes.
               C. Upon the death of the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, provided he shall not have exercised the power of distribution and appointment herein authorized, the Trustees are directed to add the remainder of the Settlor's trust properties to the properties of the trust hereinabove disposed of in Article IV, and to hold, manage and control the same and to divide and pay over the income therefrom, and the principal thereof, in accordance with the provisions of said Article IV.


               D. In the event that the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, shall disclaim in whole or in part the property interests herein given to him in the trust hereby created, then upon such disclaimer, the Trustees shall add all of the principal of this trust, or so much thereof as the Settlor's said husband may have so disclaimed, to the trust hereinabove disposed of in Article IV, to be held, administered and distributed in accordance with the terms thereof.
               E. The Settlor's Executors shall, in their sole discretion, determine whether to elect under the provisions of the Internal Revenue Code applicable to the Settlor's estate to qualify any portion of the trust created by this Article for the federal estate tax marital deduction. Generally, the Settlor anticipates that her Executors will elect to minimize the estate tax payable by the Settlor's estate; however, the Settlor would expect that some consideration be given to the estate tax payable in her said husband's estate upon his death, especially if he should die prior to the time election is made. The determination of the Settlor's Executors with respect to the exercise of the election shall be conclusive upon all affected persons, and said Trustees shall have no liability for, or obligation to make compensating adjustments between principal and income or in the interests of the beneficiaries by reason of, the effects of such election.
               F. The Settlor directs (i) that said trust shall be satisfied only out of assets that qualify for the marital deduction under the provisions of the Internal Revenue Code applicable to the Settlor's estate or out of the proceeds of such assets, and (ii) that no property situated (within the meaning of such Code or any United States estate tax convention applicable to the Settlor's estate) in a foreign country and subject to any estate, inheritance, succession or other death tax imposed by a foreign country or possession or political subdivision thereof, or the proceeds thereof, shall be used in satisfying said trust, expect to the extent that the Settlor's estate may not include sufficient other property to satisfy the same.

               G. In the event the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, and the Settlor die in a common accident or disaster, or under circumstances creating any doubt as to which of them survived the other, the Settlor's said husband shall be presumed to have survived the Settlor and the Settlor's trust shall be administered as though Settlor's said husband survived her; and, in particular, that portion of the Settlor's marital trust described in Article V above shall be distributed as herein provided.
               H. In the event that the Settlor's said husband, GEORGE WHITEFIELD BETTS, III, shall not survive the Settlor, the residue of the marital trust shall pass with the trust hereinabove disposed of in Article IV.
               I. The Settlor's Executors and/or Trustees shall, in their sole discretion, determine whether and in what manner to allocate the exemption from tax provided by the appropriate Sections of the Internal Revenue Code, as amended from time to time, providing for generation skipping transfer tax. If any part of the exemption is allocated to the spouses trust as set forth in
          Article V hereof, and if the amount of exemption so allocated to said trust is less than the amount required for such trust to be wholly exempt from generation skipping transfer tax, the Settlor's Trustees shall divide that trust into two (2) separate trusts referred hereto as Marital Subtrust A and Marital Subtrust B to reflect any generation skipping transfer or election under the appropriate Sections of the Internal Revenue Code as amended from time to time, and any allocation of the Settlor's generation skipping exemption. The Settlor's Trustees shall allocate to Marital Subtrust A so much of the assets of the Marital Trust set forth in Article V hereof as will equal the amount of generation skipping transfer tax exemption allocated to the Marital Trust in Article V. The Settlor's Trustees shall allocate to Marital Subtrust B any excess assets to be contained in the Marital Trust created in Article V. Marital Subtrust A and Marital Subtrust B shall be identical in all their terms and conditions, except, that in the event the Settlor's Trustees determine to make principal payments to the Settlor's husband, such principal payments shall be made from Marital Subtrust B until such time as Marital Subtrust B has been exhausted.
               J. In this Article and in the generation skipping context, generally the term "Trustees" refer to the person or persons authorized by IRC provisions or Treasury regulations to make the transfer or election for qualified terminable interest property under IRC Section 2652 (a) (3) and to allocate the exemption under IRC Section 2631 (a).
               K. All provisions of this trust except to the extent inconsistent with the marital deduction objectives of the Marital Trust or other transfer shall be construed to provide for or at least to permit divisions, distribution and administration of trusts and other dispositions in a timely manner consistent with the Settlor's objectives of efficiently using available generation-skipping exemptions and (to the extent possible) of establishing and maintaining only trusts (or substantially separate and independent shares) that have inclusion ratios either of zero or of one and are thus either entirely exempt or entirely nonexempt.


                                     ARTICLE VI
                                     ----------

               The Settlor authorizes her Trustees to exercise all powers granted by Section 45-100e of the Connecticut General

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          Statutes, 1958 Rev. as amended (Fiduciary Powers Act), in
          addition to all powers otherwise set forth in this trust.
               The income given to the beneficiaries of the trust created herein, is given for their support and the support of their families within the meaning of the General Statutes (1958),
          Section 52-321 and subject to the provisions of that Section, shall be free from attachment by or any equitable action on behalf of creditors of such beneficiaries. The interest of any beneficiary in the income or principal of said trust shall not be assignable or transferable by any beneficiary and the interest of any woman shall be free from the control of her husband.
               In all cases where the Settlor's Trustees have the discretionary right in said trust to pay income to any beneficiary of said trust, the Trustees shall have the right to accumulate income or withhold all or any part of it from such beneficiary.


                                     ARTICLE VII
                                     -----------

               In additional to any powers given to the Settlor's Trustees by law, the Settlor authorizes her Trustees to exercise the following powers and authority, with respect to any property, real or personal, left by the Settlor or at any time held or acquired by the Settlor's Trustees; provided, however, that no such power shall be exercisable in any way which would adversely affect the marital deduction otherwise allowable under the terms of Article V hereof.
               (a) To sell, convey, or otherwise dispose of the whole or any part thereof to any person or corporation, including any issue of mine, at such times, in such manner, for cash or on credit, and upon such terms and conditions as they shall deem advisable.
               (b) To hold all or part uninvested for such period of time as they shall deem advisable.
               (c) To make such purchases or exchanges at such time, in such manner and upon such other terms and conditions as they shall deem advisable, from or with any person or corporation, including any issue of the Settlor, and to invest in such bonds, preferred or common stocks, mortgages, mortgage participation certificates, interests in any kind of investment trust, leases, commodities, oil or gas royalties, or other evidences of rights, interests or obligations, secured or unsecured, or in such other property, real or personal, domestic or foreign, as they shall deem advisable, whether or not any investment shall produce income or be of a wasting asset nature and without regard to any law concerning the investment of trust funds or to the amount which shall be invested in any one security or in any one kind of investment and even though all or substantially all of such investments may be in common stocks or other equity securities.
               (d) To retain for such periods of time as they shall deem advisable any investments or other property of which the Settlor shall die seized or possessed or to which the Settlor shall be any wise entitled at the time of her death, or which may have been purchased or otherwise acquired by the Settlor's Trustees, as the case may be.

               (e) To manage, maintain, improve, lease (for any term whether or not extending beyond the term of the trusts created hereunder or the term fixed by any law), mortgage, subdivide, partition or otherwise dispose of any real or personal property or any interest therein; to make alterations in any buildings now or hereafter located on any such property or to demolish the same; to construct new buildings; all in such manner and upon such terms and conditions as they shall deem advisable, and to enter into contracts with respect to any of the foregoing.
               (f) To grant options at such times, in such manner and upon such terms and conditions as they shall deem advisable in connection with the exercise of any of the rights, powers, authority and privileges given to them by this trust.
               (g) To abandon any property, real or personal, which they shall deem to be worthless or not of sufficient value to warrant keeping or protecting; to abstain from the payment of taxes, liens, water rents, assessments, repairs, maintenance or upkeep of any such property; to permit any such property to be lost by tax sale or other proceedings, or to convey any such property for a nominal consideration or without consideration.
               (h) To foreclose mortgages and bid in property under foreclosure, or to take title to property by conveyance in lieu of foreclosure, either with or without payment of consideration, to continue mortgage investments after maturity, either with or without renewal or extension, upon such terms and conditions as they shall deem advisable, to consent to the subordination, modification renewal or extension of any debenture, note or other obligation, whether or not secured, or any bond or mortgage, or of any term or provision thereof, or of any guarantee thereof, or to the release of such guarantee; to release obligors or other obligations, or to refrain from instituting suits or actions against such obligors for deficiencies; to use such part of the property held under this trust as they shall deem advisable for the protection of any investment in real or personal property or any investment in any mortgage or pledge on real or personal property.
               (i) To accept and retain as trust investments mortgages received by them as part of the purchase price of real estate sold by them in amounts in excess of that to which they are otherwise restricted by law.
               (j) To exercise or dispose of any and all options, privileges or rights, whether to assent, subscribe, convert, vote by discretionary proxy or otherwise, or of any other nature, or to refrain from exercising any of such options, privileges or rights; to become a party to, or deposit securities or other property under, or accept securities issued under, any voting trust agreement.
               (k) To assent to or participate in any reorganization, readjustment, recapitalization, consolidation, merger, dissolution, sale or purchase of assets, lease, mortgage, contract or other action or proceeding of or by any corporation; to deposit securities or other property under, or become a party to, any agreement or plan for any such action or proceeding or for the protection of holders of securities; to subscribe to new securities issued pursuant to any such action or proceeding; to delegate discretionary powers to any reorganization, protective or similar committee; to exchange any property for any other property in connection with any of the foregoing; to pay any assessments or other expenses in connection with any of the foregoing.
               (l) To adjust, compromise and settle or refer to arbitration any claim in favor of or against the Settlor's estate or any of the trusts created hereunder, upon such terms and conditions as they shall deem advisable, and to institute, prosecute or defend such legal proceedings as they shall deem advisable.
               (m) To borrow money from themselves or from any other party, whether for the purpose of raising funds to pay taxes, or otherwise, and to give or not to give security therefor, and to repay such borrowings, all upon such terms and conditions and for such periods as they shall deem advisable.
               (n) To employ and pay the compensation of such accountants, custodians, experts, counsel, legal or investment, and other agents, as they shall deem advisable, and to delegate discretionary powers to, and to rely upon information and advice furnished by them.

               (o) To pay any and all expenses, costs, fees, taxes (other than death taxes), penalties or other charges and to charge the same against principal or income or partly against the principal and partly against the income of the whole or any part of my estate or the trusts, parts, funds or shares created by this trust.
               (p) To file joint Federal or State income tax returns with the Settlor's said husband covering the period or periods with respect to which the Settlor shall have filed no Federal or State income tax returns to the date of her death and to pay so much of the tax shown to be due by any such return as the Settlor's Executors shall deem proper in their absolute discretion.
               (q) To elect to have the Settlor's gross estate valued in accordance with values as of the date or dates subsequent to her death as authorized by Section 2032 of the Unites State Internal Revenue Code as in effect at the date of her death.
               (r) To hold property in their name as Trustees or, to the extent permitted by law, in their names without designation of any fiduciary capacity or in the name of a nominee or unregistered or in such form as will pass by delivery.
               (s) To form such corporations as they shall deem advisable in connection with the administration or distribution of the Settlor's estate or any trust, part, fund or share thereof, and to transfer to any such corporation such property as they shall deem advisable.
               (t) To carry on any business owned by the Settlor, and to carry on with other partners any business in which the Settlor may be a partner at the time of her death, for such period or periods of time as they shall deem advisable, and to invest additional monies in or make loans to any such business or partnership or to sell or liquidate the same, and they shall be entitled to reasonable compensation for their services with respect thereto in addition to the compensation allowed by law to the Trustees.
               (u) To make any division, distribution or partition of property in kind or otherwise and to allot any property, including an undivided interest therein, to any trust part, fund or share, whether or not the same kind of property is allotted to other trusts, parts, funds or shares and in connection therewith the judgment of the Settlor's Trustees, as the case may be, as to the value of any property or any interest therein shall be binding and conclusive upon all persons.
               (v) Generally, to exercise all such rights and powers and to do all such acts and to enter into all such agreements as persons owning similar property in their own right might lawfully exercise, do or enter in.
               (w) In any case in which the Settlor's Trustees are required or permitted to divide her estate or any part thereof into trusts, parts, funds, or shares under Article IV, they shall not be required physically to divide any of the investments or other property held hereunder but may keep the same in one fund to which the separate and distinct trusts, parts, funds and shares shall have undivided interests.
               (x) All of the rights, powers, duties, authority, privileges and immunities given to the Settlor's Trustees by this trust shall continue after termination of the trusts created hereunder and until her Trustees shall have made actual distribution of all property held by them hereunder.
               (y) No person dealing with the Settlor's Trustees shall be bound to see to the application or disposition of cash or other property transferred to her Trustees, or to inquire into the authority for or propriety of any action by her Trustees.


                                    ARTICLE VIII
                                    ------------

               The Settlor also authorizes her said Trustees in their absolute discretion with respect to any property held by them in the trust created under Articles IV and V above, and without authorization by any Court:
               (a) To purchase as an investment, insurance policies on the life of any person in whom any beneficiaries of any trust created hereunder has an insurable interest, out of the income or the principal, or both, of the Settlor's estate or any trust created hereunder.
               (b) To retain such policies and also any other insurance policies on the life of any person owned by the Settlor at the time of her death or at any time held hereunder, for such periods of time as they shall deem advisable.
               (c) To pay such of the premiums, dues, assessments or other charges or other consideration on or in connection with any such insurance policies, as they shall deem advisable in their absolute discretion, out of the income or the principal, or both, of the Settlor's estate or the trust in which any such insurance policies shall be held; provided, however, that premiums, dues, assessments or other charges on or in connection with any policy or policies insuring the life of any issue of the Settlor's shall be paid only from the principal of her estate or the principal of the trust of which such policy or policies shall form a part.
               (d) To borrow on or assign or pledge any policy for the purpose of paying any premiums, dues, assessments or other charges due thereon or due on any other policy or for the purpose of paying estate, transfer, succession, inheritance or other death taxes, or any interest thereon or for any other purpose.
               (e) To exercise any or all privileges, options or rights granted by the policies or allowed by the companies issuing the policies, including any privileges, options or rights in connection with the surrender, lapse or conversion of any of the policies or any other privileges, options or rights whatsoever, all in the same manner as persons owning similar policies in their own right might lawfully do.

               (f) Dividends and interest, rents and other similar payments, received in cash by the Settlor's said Trustees, shall normally be dealt with as income, whether ordinary or extraordinary and whether or not in the nature of liquidating dividends or payments on mining, oil, timber or other stocks or assets of a wasting nature, a return of capital or a distribution from depletion reserves (and irrespective of any statement the corporation, person or association declaring such dividends or making such payments may make with reference thereof) and irrespective of the character of the assets or account out of which they are paid or the time when they shall have accrued or accumulated or shall have been earned, declared or payable or the time for the determination of the persons entitled thereto.
               (g) Dividends paid in and rights to subscribe to property other than cash, including securities, whether or not of the same corporation, and shares of stock received as the result of any stock split-up, shall normally be dealt with as principal, but the Settlor's said Trustees are authorized in their absolute discretion, to allocate the whole or any part of any such dividend or right or shares of stock to income if in their opinion such dividend or right or shares of stock should be considered as a distribution of current earnings by the corporation declaring or issuing the same.
               (h) The Settlor's said Trustees are authorized in their absolute discretion to make such provision, if any, as they shall deem advisable for the amortization out of income of any premium paid on the purchase or other acquisition of any security. The Settlor's said Trustees are also authorized in their absolute discretion to make such provision, if any, as they shall deem advisable out of income by way of a reserve or otherwise for the depreciation, obsolescence or deterioration of any real or personal property at any time held by them or by any corporation all or a substantial part of the stock of which is held by them and at any time to use any such reserves or other provision to restore or improve any such real or personal property or to transfer the same to the principal of my estate or of any trust created hereunder or of any such corporation or to return the same to the income of my estate of any such trust or corporation.
               (i) The proceeds from the sale, redemption or other disposition, whether at a profit or loss, of any property constituting principal, including mortgages and real estate, shall normally be dealt with as principal, even if the property shall have produced no income, but the Settlor's said Trustees are authorized in their absolute discretion to allocate the whole or any part of any such proceeds to income if the property disposed of produced no income or in their opinion, substantially less than the current rate of return on trust investments.
               (j) The Settlor directs that all net income arising from her general estate (including the part thereof used for the payment of debts, expenses of administration and taxes) from the date of her death during the period of administration of her estate shall be treated as income and apportioned to the trusts created herein.
               (k) No part of any income received by the Settlor's said Trustees on property forming a part of her estate at the time of her death shall be deemed to principal solely by reason of the fact that it may have been earned or accrued or, in the case of dividends, declared prior to the time of her death. All such income shall be held and disposed of in all respects as though earned during the period of administration of her estate.
               (1) There shall be no apportionment of accrued income by any beneficiary hereunder whose interests therein shall terminate by death or otherwise prior to the time when the same is due and payable to the Settlor's said Trustees; the whole of such income shall, after the deduction therefrom of any expenses chargeable thereto be paid to the next income beneficiary or beneficiaries, if any, of the fund which produced such income or accumulated and added to the principal, as the Trustees shall determine in their absolute discretion, or if there shall be no such income beneficiary, then to the person or persons entitled to the principal of the fund which produced such income.

                                     ARTICLE IX
                                     ----------

               A. A substantial portion of the Settlor's estate may, at the time of her death, consist of stock or other securities (or voting trust certificates therefor) of Barnes Group Inc. or a successor corporation or corporations (such stock or securities being hereafter referred to in this Article as Barnes Group Inc. stock). The Settlor's Executors and Trustees are authorized to rely upon any information given by the Settlor's father, WALLACE BARNES, the Settlor's brother, THOMAS OLIVER BARNES, and the Settlor's uncle, CARLYLE F. BARNES with respect to the condition of Barnes Group Inc. or any successor to it or the advisability of retaining securities of such corporation or corporations.
               B. Without in any way limiting the scope of the authority provided by Articles IV and V, and so long as this authorization would not be in violation of specific limitations and requirements, the Settlor's Executors and Trustees are authorized (but not directed) to retain all Barnes Group Inc. stock which shall become part of her estate or any of the trusts hereunder for such period of time as the Settlor's Executors and Trustees shall determine (in the Settlor's Executors and Trustees absolute discretion after consulting with the individual named in Paragraph A of this Article if living and available). The Settlor's Executors and Trustees are authorized, but not directed, to retain such shares because the Settlor recognize that it is impossible to foresee circumstances that may arise that would cause a sale of a part or all of such stock to be advisable. Nevertheless, it is the Settlor's earnest wish that her Executors and Trustees make no sale of any Barnes Group Inc. stock except with great reluctance and only after careful consideration of her objective that the Barnes Group Inc. stock shall continue to be held for the benefit of the beneficiaries hereunder. Accordingly, the Individual and Corporate Executors and Trustees are relieved of all liability, responsibility or other accountability with respect to any loss that may occur as the result of the retention of such stock. So long as an individual shall be acting as Executor or Trustee hereunder, no sale of Barnes Group Inc. stock shall be made except at the direction of said Executor or Trustee and the Corporate Executor or Trustee shall have no responsibility or accountability with respect to the retention or disposition of any Barnes Group Inc. stock by her estate or trusts created hereunder, it being her express intention and direction that the Individual Executor or Trustee, so long as there shall be an Individual Executor or Trustee in office hereunder, shall be treated as sole Executor and sole Trustee hereunder with respect to all matters involving the retention and disposition of the Barnes Group Inc. stock.
               C. Notwithstanding any provision to the contrary in Articles IV and V, the authority to exercise the voting rights in respect to any Barnes Group Inc. stock which shall be part of the Settlor's estate or any of the trusts hereunder shall be exercised by the Individual Executor or Trustee, as the case may be, alone and the Corporate Executor or Trustee shall have no authority to exercise said rights unless the Corporate Executor or Trustee shall be the only Executor or Trustee at the time in office.


                                      ARTICLE X
                                      ---------

               The Settlor expressly reserves to herself during her lifetime the power (i) to revoke the trust at any time by an instrument in writing delivered to the Trustees; (ii) to alter, amend or modify this Trust Agreement at any time or from time to time by an instrument in writing executed by the Settlor and the Trustees; and (iii) to withdraw from the trust any life insurance policy or any other property forming a part of the trust, such power to be exercisable at any time or from time to time by written request to the Trustees. The powers reserved to the Settlor in the Article shall be personal to her and shall not be assignable nor extend to her personal representative, her estate, any beneficiary named herein or to any other person. Upon the death of the Settlor, this Trust shall be deem irrevocable.



                                     ARTICLE XI
                                     ----------

               This Agreement shall be construed in accordance with the laws of the State of Connecticut.

               IN WITNESS WHEREOF, the Settlor has hereunto set her hand and seal, THOMAS OLIVER BARNES, has hereunto set his hand and seal, and THE CONNECTICUT BANK AND TRUST COMPANY, acting herein by its officer has hereunto duly authorized, has caused these presents to be executed in its name and behalf and its corporate seal to be hereunto affixed as of the day and year first above written.

          Signed, Sealed and Delivered
               in the presence of


          -----------------------             -------------------------L.S.
                                                JARRE BARNES BETTS
          -----------------------

          -----------------------             -------------------------L.S.
                                                THOMAS OLIVER BARNES
          -----------------------

                                                THE CONNECTICUT BANK AND
                                                       TRUST COMPANY

          -----------------------           By-------------------------L.S.
                                                  Norman E. Armour, Its
          -----------------------                 Senior Vice President

          STATE OF CONNECTICUT
                                   ss. Bristol       March 10,  1989
          COUNTY OF HARTFORD

               Personally appeared JARRE BARNES BETTS, Signer and Sealer of the foregoing Instrument and acknowledged the same to be her free act and deed, before me.

                                             --------------------------
                                                  Richard H. Alden
                                        Commissioner of the Superior Court

          STATE OF CONNECTICUT
                                   ss. Bristol       March 10,  1989

          COUNTY OF HARTFORD

               Personally appeared THOMAS OLIVER BARNES, Signer and Sealer of the foregoing Instrument and acknowledged the same to be his free act and deed, before me.

                                             --------------------------
                                                  Richard H. Alden
                                        Commissioner of the Superior Court

          STATE OF CONNECTICUT
                                   ss. Hartford      May 8,  1989
          COUNTY OF HARTFORD

               Personally appeared NORMAN E. ARMOUR, Senior Vice President of THE CONNECTICUT BANK AND TRUST COMPANY, Signer and Sealor of the foregoing Instrument and acknowledged the same to be his free act and deed as Senior Vice President, and the free act and deed of said THE CONNECTICUT BANK AND TRUST COMPANY, before me.


                                             --------------------------
                                                  Notary Public